Exhibit 10.2

THE SCO GROUP, INC.

SUMMARY OF EXECUTIVE COMPENSATION

The following table sets forth the annual base salary for each of the named executive officers of The SCO Group, Inc. (the “Company”) for fiscal year 2005:

Executive Officer	Base Salary

Darl C. McBride President and Chief Executive Officer	$265,000

Bert B. Young Chief Financial Officer	$170,000

Christopher Sontag Senior Vice President, Business Development	$160,000

Jeff F. Hunsaker Senior Vice President and General Manager, UNIX Division	$160,000

Ryan E. Tibbitts General Counsel and Corporate Secretary	$145,000

In addition to the foregoing amounts, each of the officers named above is eligible to receive additional cash compensation pursuant to The SCO Group Employee Incentive Bonus Program for fiscal year 2005 more particularly described in Item 5(a) of the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2005.